Exhibit 10(c)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT made as of the 5th day of March, 1998 (the "Agreement") between Gator Telecom, Inc., a Florida corporation (the "Assignor"), and Guardian International, Inc., a Nevada corporation (the "Assignee"). All terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Asset Purchase Agreement (the "Asset Agreement") dated as of March 5, 1998 among the Assignor, the Assignee, Dan Lawrence and Cindy Lawrence.

                                    RECITALS

         A. Pursuant to the Asset Agreement, Assignor agreed to sell, convey, and assign to Buyer the Acquired Assets, including the Assumed Liabilities.

         B. Assignee has agreed to accept assignment of the Acquired Assets and to assume the obligations of the Assignor under the Assumed Liabilities.

                                    AGREEMENT

         1. ASSIGNMENT. Assignor hereby sells, assigns, transfers, conveys, and sets over to Assignee all of its rights, benefits, privileges, title and interest in and to the Acquired Assets.

         2. ASSUMPTION. The Assignee hereby fully and completely succeeds to, assumes and agrees to pay, perform and discharge, in accordance with their terms, all liabilities and obligations of Assignor under the Assumed Liabilities after the Closing Date of the transactions contemplated by the Asset Agreement (including obligations and liabilities arising in connection with the installation of alarm systems and maintenance of alarm systems) and to indemnify and hold Assignor harmless from all liabilities and obligations of Assignor under the Assumed Liabilities after the Closing Date.

         3. BENEFITS; BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective personal representatives, legal representatives, successors, and assigns, any rights or remedies under or by reason of this Agreement.


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         4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of law principles.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first above written.

                                           GATOR TELECOM, INC.

                                           By: /s/ DAN LAWRENCE
                                               ---------------------------------
                                               Dan Lawrence, President

                                           GUARDIAN INTERNATIONAL, INC.

                                           By: /s/ RICHARD GINSBURG
                                               ---------------------------------
                                               Richard Ginsburg, President
                                               and Chief Executive Officer

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